Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-180417, 333-186818, 333-194632, 333-202705, 333-210173, and 333-214485 on Form S-8 of our report dated March 15, 2017, relating to the consolidated financial statements of Vocera Communications, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Vocera Communications, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 15, 2017